Mortgage Guaranty Insurance Corporation
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

Declaration Page for Use With Mortgage Guaranty Select Master Policy for Multiple Loan Transactions

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the “Company”) agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured’s Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured’s Name and Mailing Address:	Master Policy Number:
Deutsche Bank National Trust Company as Trustee	04-690-5-1829
For Long Beach Mortgage Loan Trust 2006-WL2
1761 East St. Andrew Place	Effective Date of Policy:
Santa Ana, California 92705	January 1, 2006

Security: LONG BEACH MORTGAGE LOAN TRUST 2006 WL2 ASSET-BACKED CERTIFICATES, SERIES 2006 WL2

Includes Terms and Conditions #71-70283 (2/05)

Includes Endorsement(s): #71-70285 (7/05)

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

President	Secretary

MORTGAGE GUARANTY INSURANCE CORPORATION

Authorized Representative
Steven M. Thompson, Vice President

Form #71-70282 (2/05)

MORTGAGE GUARANTY INSURANCE
CORPORATION
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

Endorsement to Mortgage Guaranty
Select Master Policy for Multiple Loan Transactions
(Limitation on Rescission, Cancellation and Denial)

Insured’s Name and Mailing Address:	Master Policy
Number:
Deutsche Bank National Trust Company as Trustee	04-690-5-1829
For Long Beach Mortgage Loan Trust 2006-WL2
1761 East St. Andrew Place	Effective Date of Endorsement:
Santa Ana, California 92705	January 1, 2006

Security: LONG BEACH MORTGAGE LOAN TRUST 2006 WL2 ASSET-BACKED CERTIFICATES, SERIES 2006 WL2

The purpose of this Endorsement is to amend terms and conditions of the Policy as provided herein with respect to Loans insured under it. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan, but with the Policy amended by adding the following new Section 2.13 to the Policy:

2.13     Limitation on the Company’s Rescission or Cancellation of Coverage or Denial of Claim – Notwithstanding any provision in this Policy to the contrary, the Company may establish limitations (in the form of dollar amounts or number of Loans, and such other terms and conditions as the Company may establish) on the Company’s right to cancel or rescind coverage on a Loan or to deny in whole or in part a Claim on a Loan on the basis of Sections 2.3, 2.12, 4.2, 4.3, 4.11, 5.5 (c) or 5.8 (b) of this Policy. Notwithstanding the foregoing, nothing in this Section 2.13 shall be construed to extend coverage to any Default on a Loan occurring after lapse or cancellation of coverage of the Loan under this Policy.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Form #71-70282 (2/05)

Table of Contents
Mortgage Guaranty Select Master Policy for Multiple Loan Transactions

1	Definitions

	1.1	Application
	1.2	Appropriate Proceedings
	1.3	Borrower
	1.4	Borrower’s Own Funds
	1.5	Borrower’s Title
	1.6	Certificate
	1.7	Certificate Effective Date
	1.8	Certificate Number
	1.9	Certificate Schedule
	1.10	Claim
	1.11	Claim Amount
	1.12	Collateral
	1.13	Conveyance of Title
	1.14	Default
	1.15	Eligibility Criteria
	1.16	Environmental Condition
	1.17	Good and Merchantable Title
	1.18	Insured
	1.19	Loan
	1.20	Loan File
	1.21	Loss
	1.22	Original LTV
	1.23	Per Loan Loss Percentage
	1.24	Perfected Claim
	1.25	Person
	1.26	Physical Damage
	1.27	Policy
	1.28	Possession of the Property
	1.29	Primary First Layer Policy
	1.30	Property
	1.31	Residential
	1.32	Security
	1.33	Servicer
	1.34	Settlement Period
	1.35	Value

2	Obtaining Coverage and Payment of Premiums

	2.1	Obtaining Coverage
	2.2	Representations of the Insured
	2.3	Company’s Remedies for Misrepresentation
	2.4	Incontestability for Certain Misrepresentations
	2.5	Initial Premium and Term of Coverage
	2.6	Renewal of Certificate and Termination for Non-Payment of Renewal Premium
	2.7	Special Procedures for Receipt and Deposit of Initial and Renewal Premiums
	2.8	Cancellation by the Insured of a Certificate
	2.9	Cancellation of Policy
	2.10	Cancellation of Policy and Coverage of Loans Upon Termination of Security or Removal of Loans from Security
	2.11	Refund of Premium for Certain Circumstances
	2.12	Post Underwriting Review and Copies of Loan Files

3	Changes in Various Loan Terms, Servicing and Insured; Coordination and Duplication of Benefits

Form #71-70282 (2/05)	Page i

	3.1	Loan Modifications
	3.2	Open End Provisions
	3.3	Assumptions
	3.4	Servicing
	3.5	Change of Insured of this Policy
	3.6	Assignment of Coverage of a Loan under this Policy
	3.7	Coordination and Duplication of Insurance Benefits
	3.8	Indebtedness and Liens with Respect to Collateral

4	Exclusions From Coverage

	4.1	Balloon Payment
	4.2	Effective Date
	4.3	First Payment Default
	4.4	Incomplete Construction
	4.5	Fraud, Misrepresentation and Negligence
	4.6	Non-Approved Servicer
	4.7	Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)
	4.8	Pre-Existing Environmental Conditions
	4.9	First Lien Status
	4.10	Payment of the Full Benefit of the Primary First Layer Policy
	4.11	Non-Eligible Loans
	4.12	Breach of the Insured’s Obligations or Failure to Comply with Terms

5	Conditions Precedent to Payment of Claim

	5.1	Notice of Default
	5.2	Monthly Reports
	5.3	Company’s Option to Accelerate Filing of a Claim
	5.4	Voluntary Conveyance
	5.5	Appropriate Proceedings
	5.6	Mitigation of Damages
	5.7	Advances
	5.8	Claim Information and Other Requirements
	5.9	Acquisition of Borrower’s Title Not Required
	5.10	Sale of a Property by the Insured Before End of Settlement Period
	5.11	Foreclosure Bidding Instructions Given by the Company
	5.12	Effect of Unexpired Redemption Period on Payment of a Claim
	5.13	Collection Assistance

6	Loss Payment Procedure

	6.1	Filing of Claim
	6.2	Calculation of Claim Amount
	6.3	Payment of Loss; Company’s Options
	6.4	Claim Settlement Period
	6.5	Payment by the Company After the Settlement Period
	6.6	Discharge of Obligation

7	Additional Conditions

	7.1	Proceedings of Eminent Domain
	7.2	Pursuit of Deficiencies
	7.3	Subrogation
	7.4	Policy for Exclusive Benefit of the Insured
	7.5	Effect of Borrower Insolvency or Bankruptcy on Principal Balance
	7.6	Arbitration of Disputes; Suits and Actions Brought by the Insured
	7.7	Release of Borrower; Defenses of Borrower
	7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including”

Form #71-70282 (2/05)	Page ii

7.9	No Agency
7.10	Successors and Assigns
7.11	Applicable Law and Conformity to Law
7.12	Notice
7.13	Reports and Examinations
7.14	Electronic Media

Form #71-70282 (2/05)	Page iii

Terms and Conditions

1	Definitions

1.1

Application means only those documents, materials, statements, representations, warranties, data and information (a) identified as being included in the Application in a notice to the Insured by the Company prior to the issuance of coverage on the applicable Loan, and (b) submitted to the Company by or on behalf of the Insured in connection with the Insured’s request for insurance under this Policy, irrespective of the Person or Persons who prepared same.

	1.2	Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

(a)

Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

(b) Enforcing the terms of the Loan as allowed by the laws where the Property is located or those laws affecting either the Loan or, if applicable, the Collateral; or

(c)

Acquiring Borrower’s Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

(d) Asserting the Insured’s interest in the Property in a Borrower’s bankruptcy.

	1.3	Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any cosigner or guarantor of the Loan.

1.4

Borrower’s Own Funds means any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

1.5

Borrower’s Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired. Borrower’s Title as conveyed to the Insured may be, but need not be, the equivalent of Good and Merchantable Title, and the deed evidencing Borrower’s Title need not be recorded unless required by applicable law.

1.6

Certificate means the document issued by the Company pursuant to this Policy extending the coverage indicated therein to one or more Loans as listed on a Certificate Schedule. A Certificate may take the form, without limitation, of a facsimile, electronic computer file, or other agreed-upon data interchange medium. As used in this Policy, the term “Certificate” shall mean the Certificate and the Certificate Schedule attached thereto and listing the Certificate Number assigned to each Loan to which coverage is extended.

	1.7	Certificate Effective Date means 12:01 a.m. on the date upon which coverage of a Loan under this Policy begins, as specified in the Certificate.

	1.8	Certificate Number means the identification number issued by the Company for a Loan to which coverage is extended as shown on the Certificate Schedule for such Loan.

	1.9	Certificate Schedule means a list of Loans to which coverage has been extended under this Policy, and which is attached to the Certificate.

Form #71-70282 (2/05)	Page 1 of 23

1.10	Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.11	Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.12	Collateral means

(a) the stock or membership certificate issued to a tenant-stockholder or resident-member by a completed fee simple or leasehold cooperative housing corporation; and

(b)

the proprietary lease relating to one (1) unit in the cooperative housing corporation executed by such tenant-stockholder or resident-member and any other rights of such stockholder or member relating to any of the foregoing.

1.13	Conveyance of Title means the transfer of title to the Property through

(a) voluntary conveyance to the Insured of Borrower’s Title;

(b) Appropriate Proceedings or exercise of rights of redemption; or

(c) approved sale of the Property.

1.14	Default means the failure by a Borrower

(a) to pay when due any monthly or other regular periodic payment under the terms of a Loan; or

(b)

to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due-on-sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings.

Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly or other regular periodic payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is “four (4) months in Default” if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.15

Eligibility Criteria means the requirements established by the Company for the insurability of a Loan under this Policy and of which the Company has notified the Insured prior to issuance of the Policy.

1.16

Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, poisoning, or mold, contamination or pollution of the Property or of the earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any “Hazardous Substance” as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any “Hazardous Waste” or “Regulated Substance” as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

Form #71-70282 (2/05)	Page 2 of 23

1.17

Good and Merchantable Title means title to a Property (or, with respect to the Collateral securing a Loan, the title to both the Collateral and the Property), free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

	(a)	Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

(b)

Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed;

(c)

With respect to Collateral, a first mortgage lien on the entire real estate owned by the cooperative housing corporation which has been disclosed to the Person originating the Loan secured by the Collateral; and

(d)

Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof (or, if applicable, the transferability or sale of the Collateral) to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.18	Insured means:

	(a)	the Person designated on the face of this Policy; or

	(b)	any Person to whom coverage has been assigned as permitted by Sections 3.5 or 3.6 resulting in a change in the Insured named on a Certificate for a Loan in accordance with this Policy.

1.19

Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.20

Loan File means, with respect to a Loan, copies of all documents and information (irrespective of form or medium) created or received by any Person in connection with the origination or closing of the Loan, including the Borrower’s loan application, purchase contract, appraisal or other evidence of valuation, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

1.21

Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.22	Original LTV means the ratio of the principal balance of a Loan at its origination to the Value of the Property.

1.23	Per Loan Loss Percentage means the indicated percentage as set forth for a Loan on the applicable Certificate.

Form #71-70282 (2/05)	Page 3 of 23

1.24

Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.25	Person means any individual, corporation, partnership, association or other entity.

1.26

Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.27	Policy means this contract of insurance and all Applications, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.28

Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition, or in the case of a Loan secured by Collateral, subject to the terms of the proprietary lease from the cooperative housing corporation.

1.29

Primary First Layer Policy means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association (“Fannie Mae”), or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which for a Loan provides coverage (a) in at least the coverage percent set forth for such Loan on the applicable Certificate, (b) that is issued under a form of policy issued by such company, approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable, and (c) that is maintained in full force and effect until cancellation thereof is required under applicable law. Upon the Company’s request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary First Layer Policy under which it obtains coverage.

1.30

Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions. In the case of a Loan secured by Collateral, Property means the Residential real property, including all improvements thereon, which is owned by the cooperative housing corporation, and which is leased to the Borrower who holds an ownership or membership interest in such cooperative housing corporation, which lease and interest secure the related Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all replacements or additions to any of the foregoing. For purposes of this Policy, wherever the term “Property” is used in reference to the stock or membership certificate, the lease, or any other asset or right related thereto (but not the physical condition or structure of the Property), it shall be deemed to be changed to “Collateral”, including for purposes of provisions relating to foreclosure, Appropriate Proceedings, or redemption; acquisition of title or other status of title, lien or ownership (including Borrower’s Title and Good and Merchantable Title); or acquisition, disposition or Conveyance of Title by any Person.

1.31

Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development. In the case of a cooperative housing corporation, Residential means a type of building or a portion thereof which is designed for occupancy by more than one family, with ownership by a cooperative housing corporation.

1.32	Security means a bond, certificate or other security instrument for which a Loan is security or in which a Loan is otherwise included and which is identified on the face of this Policy.

1.33

Servicer means that Person acting on behalf of the Insured of a Loan (or on behalf of the Insured’s designee, if any) to service the Loan. The Servicer acts as a representative of the Insured of the Loan (and the Insured’s designee, if any) and will bind the Insured and its designee for all purposes of this

Form #71-70282 (2/05)	Page 4 of 23

Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. For purposes of the Policy, the term “Servicer” shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified. References in this Policy to a Servicer’s obligations will not be construed as relieving the Insured or its designee of responsibility for the Servicer’s performance.

1.34

Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of the which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.35

Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or the value of the Property as determined from an appraisal or other method of valuation, as set forth in the Certificate. Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2	Obtaining Coverage and Payment of Premiums

2.1

Obtaining Coverage – This Policy shall extend to each Loan which the Insured submits for coverage under this Policy, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is accepted for insurance by the Company, as evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Application to the Company and notify the Company of the Servicer of the Loan, all of which must be acceptable to the Company. If all applicable requirements are satisfied, extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate Number on the Certificate Schedule.

	2.2	Representations of the Insured – The Insured represents that:

(a)

all statements made and information provided to the Company in the Application (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

(b) all statements made and information in the Application when provided to the Company are not false in any material respect as of the date provided; and

(c)

the Loan complies with the Eligibility Criteria, if any, applicable to the Loan. For purposes of this subparagraph (c), Section 2.4 of this Policy shall not apply to a determination as to whether a Loan complies with the Eligibility Criteria.

The foregoing representations will apply to all statements and information provided to the Company in the Application, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the Application in the aggregate are, and in certain instances individually may be, material to the Company’s decision to offer or provide coverage of the related Loan; the Company issues the related Certificate in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company’s reliance on the representations in this Section 2.2 survive the issuance of a Certificate or such continuation of coverage and any later review or audit of the Insured’s files by the Company.

	2.3	Company’s Remedies for Misrepresentation – Subject to Section 2.4, if any of the Insured’s representations as described in Section 2.2 are materially false with respect to a Loan, the Company will

Form #71-70282 (2/05)	Page 5 of 23

have, at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage for such Loan under the Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums for such Loan retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations --- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate’s coverage be rescinded or canceled, by reason of any misrepresentations contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

	(a)	The misrepresentation must not have been:

		(1)	knowingly made, or knowingly participated in, by

			(i)	the Insured or any other Person which originated the Loan;

			(ii)	a correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

			(iii)	an escrow or closing agent, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction; or

(2)

made, whether or not knowingly, by an appraiser, provider of an automated valuation model, or any other Person providing a valuation of the Property that is used in underwriting, processing or originating the Loan and that is submitted to the Company for the purpose of establishing the Value of the Property.

(b)

This Section 2.4 shall not be construed to limit the applicability of Section 4.5(b) to a misrepresentation which is subject to this Section 2.4, except to the extent otherwise agreed to in writing by the Company and the Insured.

	(c)	The Company’s payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

2.5

Initial Premium and Term of Coverage – Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan. Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium.

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium – The Insured is obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.7 of this Policy. The entire premium for all Loans (including all Loans then in Default) must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment. Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered. If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the Company’s liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any future

Form #71-70282 (2/05)	Page 6 of 23

Defaults on any of the Loans will not be covered under this Policy.

If the applicable premium on a Loan in Default has been paid for a renewal term following the renewal term during which such Default occurred, and if such Default is not cured and results in a Claim, such premium paid shall be refunded in connection with the settlement of the Claim. If such premium on such Loan in Default is not paid, coverage on such Loan shall be cancelled retroactive to the date through which the premium has been paid, but a Claim resulting from a Default which occurred before the date through which the applicable premium has been paid shall be covered, subject to the terms and conditions of this Policy.

2.7

Special Procedures for Receipt and Deposit of Initial and Renewal Premiums – The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage of all Loans (including all Loans then in Default) will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.8

Cancellation by the Insured of a Certificate – Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan (and to pay corresponding premiums for continuation of such coverage for each month or partial month coverage is in effect) unless or until (a) the Loan is paid in full or (b) the ratio of the outstanding principal balance of the Loan to the Value (as defined in Section 1.35 of this Policy) of the Property securing the Loan is at least five (5) percentage points less than the Original LTV minus the product of the Per Loan Loss Percentage and the Original LTV for such Loan under this Policy or (c) otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written notification in the case of (a) or (b) above or a written request in the case of (c) above. However, no refund will be paid upon cancellation of coverage on a Loan. Cancellation of coverage on a Loan will not cancel this Policy.

2.9

Cancellation of Policy – Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Certificates immediately upon written notice of cancellation of this Policy. However, Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured. Notwithstanding the foregoing, at the Insured’s option, the Insured may cancel coverage on all, but not less than all, Loans (which must include all Loans in Default), if the financial strength rating of the Company is either withdrawn or downgraded below “AA-” by Standard & Poor’s Rating Services or “Aa3” by Moody’s Investors Service. Upon cancellation of this Policy as provided herein, no refund of premium will be paid and the Company shall have no liability for any Default existing at the time of cancellation other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of cancellation of coverage.

2.10	Cancellation of Policy and Coverage of Loans Upon Termination of Security or Removal of Loans from Security – Except as otherwise specified below, in the event that

(a)

the bonds, certificates or other security instruments designated or referred to in this Policy as the Security are redeemed, paid in full, cancelled or otherwise terminated, or the trust created in connection with the issuance of the Security is terminated for any reason (individually, a “Redemption”), or

(b) there are no longer any Loans that are security for, or represented by, the Security,

Form #71-70282 (2/05)	Page 7 of 23

this Policy and the coverage of all Loans under this Policy shall automatically be terminated without further action being required by either the Insured or the Company, and the Company shall have no liability for any Default existing at the time of cancellation, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage.

The Insured shall notify the Company within thirty (30) days after the occurrence of either (a) or (b) above. The provisions of this Section 2.9 shall control, notwithstanding the right of the Insured to cancel coverage on some or all of the Loans and the exercise of such right by the Insured. No refund will be paid upon cancellation of this Policy and coverage of Loans under this Section 2.9.

Notwithstanding the foregoing, coverage of Loans insured under this Policy shall not automatically terminate in the event of a Redemption, if a change of Insured for all, but not less than all, of the Loans then insured under this Policy, is requested by the Insured and approved by the Company as provided for in Section 3.5 within thirty (30) days after the effective date of the Redemption.

2.11

Refund of Premium for Certain Circumstances – If, because of a provision in Sections 2, 3, or 4 (other than Sections 4.4, 4.7, or 4.8), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

2.12

Post Underwriting Review and Copies of Loan Files – The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data pertaining to or in connection with Loans insured under this Policy prepared or maintained by or in the possession of the Insured or of the Servicer, or which the Insured or the Servicer has a legal right to obtain. The Company will have the right to conduct the review on the Insured’s premises during normal business hours. The Insured must cooperate fully with the review.

In addition, either in connection with such review or separately, the Company will have the right upon ninety (90) days prior written notice to obtain from the Insured a copy of the Loan File for any Loan for which a Certificate has been issued pursuant to this Policy. If for any reason the Insured fails to provide a copy of a Loan File at the time of the Company’s review or upon the Company’s other notice, the Company will provide a second notice to the Insured, allowing the Insured to provide it within an additional ninety (90) day period. If for any reason the Insured fails to provide a copy of a Loan File within the additional ninety day period, then, at the Company’s option, the Company will have the right to cancel coverage for the Loan if, in the Company’s reasonable judgment, any portion of the Loan File not provided would be relevant to the Company’s assessment or assertion of its rights and defenses under this Policy.

3	Changes in Various Loan Terms, Servicing, and Insured; Coordination and Duplication of Benefits

3.1

Loan Modifications – Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2

Open End Provisions – The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3

Assumptions – If a Loan is assumed with the Insured’s approval, the Company’s liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is

Form #71-70282 (2/05)	Page 8 of 23

understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a “due-on-sale” clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4

Servicing – If the servicing rights for a Loan are sold, assigned or transferred by the Insured, coverage of the Loan hereunder will continue provided that prior written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company in advance of such sale, assignment, or transfer, which approval shall not be unreasonably withheld.

3.5

Change of Insured of this Policy – Change of Insured of this Policy shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for this Policy.

3.6

Assignment of Coverage of a Loan under this Policy – Assignment of coverage of a Loan shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the assignment, the Company shall, thereafter, change its records to identify the new Insured for such Loan. Coverage for any Person becoming an Insured pursuant to this Section 3.6 shall be subject to all of the terms, conditions, and exclusions contained in this Policy and to all defenses to coverage available to the Company against the original Insured.

3.7

Coordination and Duplication of Insurance Benefits – The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

	3.8	Indebtedness and Liens with Respect to Collateral – The Insured shall not consent to or approve, without the prior written approval of the Company:

(a)

a lien on the entire real estate or the Property that is owned by a cooperative housing corporation, other than that indebtedness secured by a first mortgage lien or other liens disclosed to the Person originating the Loan secured by the Collateral; or

		(b)	a modification or termination of any rights of the Insured to exercise its consent or approval respecting the matters described in (a).

4	Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

	4.1	Balloon Payment – Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan:

		(a)	as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and

		(b)	which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a “balloon payment”).

This exclusion will not apply:

		(1)	if the Insured or other Person acting on behalf of the Insured offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which

			(A)	constitutes a first lien,

Form #71-70282 (2/05)	Page 9 of 23

		(B)	is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1),

		(C)	is in an amount not less than the then outstanding principal balance,

		(D)	has no decrease in the amortization period, and

		(E)	is offered regardless of whether the Borrower is then qualified under the Insured’s underwriting standards, or whether the Borrower accepts such offer, or

(2)

if the Loan has an original term to maturity of fifteen (15) or more years from the first due date thereunder and equal monthly payments (except for the related balloon payment) that otherwise would fully amortize the principal of the Loan over thirty (30) years and pay interest at the applicable interest rate.

4.2

Effective Date – Unless otherwise agreed in writing by the Company, any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3

First Payment Default – Unless otherwise agreed in writing by the Company, any Claim arising from a Default due to the failure of the Borrower to have made or to make the first regular periodic payment on the Loan from the Borrower’s Own Funds.

4.4

Incomplete Construction – Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the valuation of the Property at origination of the Loan was based.

4.5	Fraud, Misrepresentation and Negligence –

(a)

Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured or the Servicer with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

(b)

Any Claim where there was negligence by the Servicer, which (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.6	Non-Approved Servicer – Any Claim arising from a Loan for which the Servicer, at time of Default or thereafter, is not approved by the Company as described in Section 3.4.

4.7

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) – Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.8 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

(a)

This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

	(b)	This exclusion will apply only if such Physical Damage occurred or manifested itself:

Form #71-70282 (2/05)	Page 10 of 23

		(i)	prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or

(ii)

prior to the filing of the Claim and was the most important cause of the Claim and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient for the Property to be in the same condition (except for reasonable wear and tear) as it was in as of the Certificate Effective Date.

(c)

The exclusion resulting from paragraph (b)(i) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

(d)

For purposes of this Section 4.7, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law, and chattel items affixed to the real property and identified in the appraisal or other valuation of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

(e)

Cost estimates relied upon by the Company in connection with this Section 4.7 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.8

Pre-Existing Environmental Conditions – Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

(a)

This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

	(b)	This exclusion will apply only if such Environmental Condition

		(i)	was a principal cause of the Default, and

(ii)

has made the principal Residential structure on the Property uninhabitable. A structure will be considered “uninhabitable” if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

4.9

First Lien Status – Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

4.10

Payment of the Full Benefit of the Primary First Layer Policy – Any portion of any Claim for Loss to the extent the Insured under the related Primary First Layer Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary First Layer Policy (irrespective of the reason or cause, including insolvency of the Primary First Layer Policy insurer or failure of the Insured to maintain the Primary First Layer Policy or to comply with the terms and conditions of the Primary First Layer Policy).

4.11	Non-Eligible Loans – Any Claim on a Loan that did not meet the Eligibility Criteria applicable to the Loan.

Form #71-70282 (2/05)	Page 11 of 23

	4.12	Breach of the Insured’s Obligations or Failure to Comply with Terms – Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with:

		(a)	the terms of this Policy (in any case where there is no exclusion from coverage or express remedy for such breach or noncompliance under this Policy), or

		(b)	its obligations as imposed by operation of law, and

		(c)	if such breach or failure in (a) or (b):

(i) materially contributed to the Default resulting in such Claim;

(ii) increased the Loss, provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount; or

(iii) resulted from a breach of the Insured’s obligations under Section 5.8, irrespective of whether such breach contributed to the Default resulting in such Claim or increased the Loss.

5	Conditions Precedent to Payment of Claim

It is a condition precedent to the Company’s obligation to pay a Loss that the Insured comply with all of the following requirements:

	5.1	Notice of Default – The Insured must give the Company written notice:

		(a)	Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

		(b)	Within ten (10) days of either:

(i) the date when the Borrower becomes four (4) months in Default on the Loan; or

(ii) the date when any Appropriate Proceedings which affect the Loan or the Property or the Insured’s or Borrower’s interest therein have been started;

whichever occurs first.

5.2

Monthly Reports – Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3

Company’s Option to Accelerate Filing of a Claim – If the Company so directs, at any time after receiving the Insured’s notice of Default, the Insured must file a Claim within thirty (30) days after notice from the Company. The Company will then make a payment of Loss in accordance with the per loan loss percentage guaranty option in Section 6.3(b). Thereafter, following the acquisition of Borrower’s Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be included in the Claim Amount under this Section 5.3 after the date that the accelerated Claim is filed. If a Loan for which the Company has paid a

Form #71-70282 (2/05)	Page 12 of 23

Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan. If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4

Voluntary Conveyance – The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.5

Appropriate Proceedings – The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

	(a)	diligently pursue the Appropriate Proceedings once they have begun;

	(b)	apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

(c)

upon request by the Company in writing, furnish the Company with the Loan File (whether or not the Insured is the originator of the Loan), the payment and collection history from the servicing file since the inception of coverage of such Loan under this Policy, and copies of all notices and pleadings filed or required in the Appropriate Proceedings;

(d)

act and bid at the foreclosure sale in accordance with Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company’s compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

(e)

when requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount as computed under Section 6.2 at least fifteen (15) days before the foreclosure sale.

5.6

Mitigation of Damages – The Insured must take appropriate actions to mitigate the Loss. Accordingly, in order to comply with this provision, the Insured’s obligations include collecting amounts due under the Loan and offering to any Borrower who has the ability and desire to cure the Default, a repayment plan, a forbearance plan, or a loan modification or other loan workout plan. A loan modification shall not be required if such Loan is subject to REMIC rules and the loan modification would make the Loan non-qualified under REMIC rules. In the event such efforts fail to cure the Default, the Insured must use its best efforts to effectuate the early disposition of the Property.

The Company shall be entitled at its sole discretion to actively direct any such mitigation efforts. Such direction may be general or applicable only to specific Loans. The Company must administer this Policy in good faith.

5.7	Advances – The Insured must advance:

	(a)	normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

Form #71-70282 (2/05)	Page 13 of 23

(b)

reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under Section 4; and

	(c)	reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney’s fees.

5.8	Claim Information and Other Requirements – The Insured must provide the Company with:

	(a)	a completed form furnished by or acceptable to the Company for payment of a Claim;

(b)

unless previously provided under Section 5.5(c), the Loan File which is the subject of the Claim (whether or not the Insured is the originator of the Loan), the payment and collection history from the servicing file since the inception of coverage of such Loan under this Policy;

(c)

if the Property is not being acquired by the Company: a copy of an executed trustee’s or sheriff’s deed (which may be unrecorded) conveying Borrower’s Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower’s right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance;

In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8 (d)(ii) below that it has acquired Good and Merchantable Title to the Property;

	(d)	if the Property is being acquired by the Company:

(i)	a recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

(ii)

a title insurance policy acceptable to the Company or an attorney’s opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

(iii)	Possession of the Property, but only if the Company has required such Possession in writing;

	(e)	access to the Property, pursuant to the terms and conditions of Section 6.4(b), if requested by the Company under such Section;

(f)

a copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary First Layer Policy, if applicable, and other information related to such Primary First Layer Policy as the Company may reasonably request; and

	(g)	all other information and documentation reasonably requested by the Company.

5.9

Acquisition of Borrower’s Title Not Required – The Insured will not be required to acquire Borrower’s Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured’s filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section

Form #71-70282 (2/05)	Page 14 of 23

5.11, or thereafter pursuant to exercise of rights of redemption.

5.10	Sale of a Property by the Insured Before End of Settlement Period –

(a)

The Insured must submit to the Company any offer to purchase a Property which is acceptable to the Insured until such time as a Claim is settled under this Policy. Upon such submission, the Company must then promptly notify the Insured that it will either approve or not approve such offer. The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

	(b)	If an approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by:

		(i)	paying the per loan loss percentage guaranty option as calculated under Section 6.3(b), or

(ii)

paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company’s right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3.

	(c)	The following provisions shall apply to offers submitted to the Company under this Section 5.10:

(i)

At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below. The Company may not require any changes to the offer, direct the marketing of the Property, or require any expenditures by the Insured for restoration of the Property as a condition to its approval.

(ii)

If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated. The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property. If the estimated net proceeds as calculated by the Company are acceptable to the Insured, the Loss payable shall be computed as determined below. If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

		(iii)	If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of:

(A)	the actual net amount as calculated below, or

(B)	the per loan loss percentage guaranty option under Section 6.3(b) without regard to a sale of the Property.

The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property, and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property. The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales

Form #71-70282 (2/05)	Page 15 of 23

proceeds. For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (iii) or as otherwise approved by the Company.

(iv)

The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer. Expenses paid to Persons employed or controlled by the Insured or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

(v)

If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release information regarding the marketing and physical condition of the Property to the Company.

5.11

Foreclosure Bidding Instructions Given by the Company – Unless otherwise directed by the Company, the Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower’s Title to the Property. The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

(a)

The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten percent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

	(b)	The maximum amount shall not exceed the greater of

		(i)	the fair market value of the Property as determined under subparagraph (a) above, or

		(ii)	the estimated Claim Amount less the amount which the Company would pay as the per loan loss percentage guaranty option under Section 6.3(b).

(c)

For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

The Insured is not required to acquire Borrower’s Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

5.12

Effect of Unexpired Redemption Period on Payment of a Claim – If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company’s acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

If the Company has paid to the Insured a Claim under its per loan loss percentage guaranty option in Section 6.3(b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company’s Claim payment, to the extent that the sum of the Company’s Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

5.13

Collection Assistance – If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured,

Form #71-70282 (2/05)	Page 16 of 23

conducting Property inspections and requesting appraisals of the Property.

6	Loss Payment Procedure

	6.1	Filing of Claim –

		(a)	The Insured shall file a Claim under this Policy after, but no later than sixty (60) days following, the later of

			(i)	Conveyance of Title to the Property, or

			(ii)	if applicable, the settlement of a claim under the Primary First Layer Policy.

(b)

If the Insured fails to file a Claim within the period of time required under paragraph 6.1(a) above, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

(c)

If the Insured fails to file a Claim within eighteen (18) months following the Conveyance of Title, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy.

Once a Claim has been filed, if the Insured fails to satisfy the requirements for a Perfected Claim within one hundred eighty (180) days after such filing (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2	Calculation of Claim Amount – Subject to Sections 7.5 and 5.3, the Claim Amount will be an amount equal to:

the sum of:

	(a)	the amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

(b)

the amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

	(c)	the amount of advances incurred by the Insured under Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or their other internal costs) provided that:

(i)

Attorney’s fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

(ii)

Such advances, other than attorney’s fees, must have first become due and payable after the Default, and payment of such advances must be prorated from the date of Default through the date the Claim is filed with the Company;

less the sum of:

(1) the amount of all rents and other payments (excluding proceeds of a sale of the Property

Form #71-70282 (2/05)	Page 17 of 23

and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property or the Loan;

(2)	the amount of cash remaining in any escrow account as of the last payment date;

(3)	the amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(4)

the amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan;

(5)

the greater of the amount of any claim payment pursuant to a Primary First Layer Policy which the Insured received, or which the Insured should have received as the full Primary First Layer Policy benefit as described in Section 4.11; and

(6)	any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3

Payment of Loss; Company’s Options – Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and the requirements for a Perfected Claim have been met, the Company shall at its sole option exercise its:

	(a)	Property Acquisition Settlement Option. Pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 for the Company’s acquisition of the Property; or

(b)

Per Loan Loss Percentage Guaranty Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary First Layer Policy claim payment). However, if prior to the Company’s payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the per loan loss percentage guaranty option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

	(c)	Pre-Claim Sale Option. Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made.

Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary First Layer Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to “percentage guaranty option” shall be to the “per loan loss percentage guaranty option”.

Form #71-70282 (2/05)	Page 18 of 23

	6.4	Claim Settlement Period – The Settlement Period will be a sixty (60) day period after the Company’s receipt of a Claim, calculated as follows:

(a)

No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim, upon which the sixty (60) day period shall be suspended until the Company receives such additional documentation and information. Additional items may be requested by the Company after such twenty (20) day period and the Insured must use reasonable efforts to satisfy such request, but the sixty (60) day limit will not be tolled for their receipt.

(b)

No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty (60) day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured’s notice of availability had not been given to the Company.

(c)

If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured’s delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

6.5

Payment by the Company After the Settlement Period – If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Perfected Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6

Discharge of Obligation – Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7	Additional Conditions

7.1

Proceedings of Eminent Domain – In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance

Form #71-70282 (2/05)	Page 19 of 23

with the law of the jurisdiction where the Property is located.

7.2	Pursuit of Deficiencies –

(a)

The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured’s acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

(b)

The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower’s Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

(i)

If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

			(A)	such additional expenses advanced pursuant to Section 5.7 by the Insured; and

(B)

such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

(ii)

If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be included in the Claim Amount or payable at any time by the Company.

(iii)

For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorney’s fees in Section 6.2 will not apply.

(iv)

All of the additional interest, expenses, attorney’s fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower’s Title, including any additional redemptive period.

(c)

The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2. The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

7.3

Subrogation – Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured’s rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either

Form #71-70282 (2/05)	Page 20 of 23

before or after payment of a Loss, that prejudices such rights.

7.4

Policy for Exclusive Benefit of the Insured – A Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured, its successors and permitted assigns, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Certificate.

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance – If under applicable insolvency or bankruptcy law, a Loan’s principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be included in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Borrower’s Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be included in the Claim Amount, directly or by an addition to the principal balance included in the Claim Amount.

7.6	Arbitration of Disputes; Suits and Actions Brought by the Insured –

(a)

Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of this Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association’s National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

(b)

No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company’s liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower’s Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower’s Title or sale, as applicable to a Loan.

(c)

If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

Form #71-70282 (2/05)	Page 21 of 23

7.7

Release of Borrower; Defenses of Borrower – The Insured’s execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower’s obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including” –

(a)

The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates issued on or after the effective date of the amendment.

(b)

No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

(c)

No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

(d) As used in this Policy, the term “include” or “including” will mean “include or including, without limitation.”

7.9

No Agency – Neither the Insured, any Servicer, nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured or Servicer.

7.10	Successors and Assigns – This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.11

Applicable Law and Conformity to Law – All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12

Notice – All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and

Form #71-70282 (2/05)	Page 22 of 23

the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13

Reports and Examinations – The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14

Electronic Media – The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

Form #71-70282 (2/05)	Page 23 of 23

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201

Certificate

(Covering Multiple Loans)

Mortgage Guaranty Insurance Corporation, 250 E. Kilbourn Avenue/P.O. Box 488, Milwaukee, Wisconsin 53201-0488 (the “Company”), hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on any Loan identified on the attached Certificate Schedule, subject to the terms and conditions of a master policy for multiple loan transactions (the “Master Policy”) identified below, and in reliance on the Insured’s Application for insurance.

Insured’s Information		COVERAGE INFORMATION

Insured Name and Mailing Address:
		Certificate Issuance Date:	January 30, 2006

Deutsche Bank National Trust Company as Trustee For Long Beach Mortgage Loan Trust 2006-WL2 1761 East St. Andrew Place Santa Ana, California 92705		Certificate Effective Date:	January 1, 2006

		Number of Loans Insured:	992

Aggregate Insured Amount of Loans: $245,301,990.28

Coverage Amount and Certificate Number for each Loan as shown on attached Certificate Schedule.

MASTER POLICY INFORMATION
Premium Information
Master Policy Number:	04-690-5-1829
		Premium Rate:	128 basis points (annualized)

Applicable Endorsements:	#71-70285 (7/05)	Premium Type:	Monthly

		Premium Refundability:	Non- Refundable

		Renewal Option:	Declining

		Premium Source:	Non-Borrower Paid

Notes

•

The attached Certificate Schedule contains a summary of coverage and premium information on a Loan-by-Loan basis and the Certificate Schedule is incorporated herein and constitutes a part of this Certificate.

•

The premium rates identified on the attached Certificate Schedule do not include any applicable state and local premium taxes for Loans for which such taxes may be due and required to be paid by the Insured, and which will be billed by the Company to the Insured.

•	This Certificate becomes effective without the Insured’s execution or return of same.

•

In issuing this Certificate, the Company has relied upon certain information and data received from or on behalf of the Insured, including, but not limited to, information and data contained in one or more electronic file transfers to the Company, as well as information and data summarized in a letter from MGIC to the Insured and any such other parties identified in such letter. Such information and data and a copy of such letter are attached to this Certificate.

•	All capitalized terms used herein shall have the meaning assigned to such terms in the Master Policy.

INSURED CERTIFICATION: By tendering the initial premium, the Insured certifies that: 1) each of the Loans identified on the attached Certificate Schedule has been closed; 2) Loan information set forth on the attached Certificate Schedule and any other attachments to this Certificate is true and correct and the Company can rely on it in extending coverage to the Loans; 3) none of the Loans is in Default as of its Certificate Effective Date; and 4) as of the Certificate Issuance Date set forth above, the Insured had no knowledge of any material changes in any statement or representation contained in the Application relating to insurance of a Loan.

Form #71-70277 (2/05)	KEEP THIS ORIGINAL CERTIFICATE	DO NOT RETURN TO MGIC

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

Total Number of Insurable Loans:				992
Total Amount of Insurable Loans:				$245,301,990.28
Annualized Monthly Premium Rate:				128 bps

1	695194100	$363,568.61	90.00	34	23449703
2	695086967	$287,999.58	90.00	34	23449704
3	695270249	$435,336.17	90.00	34	23449705
4	695292482	$282,802.40	90.00	34	23449706
5	695321448	$249,364.89	95.00	37	23449707
6	695335364	$170,413.27	90.00	34	23449708
7	695349795	$145,240.88	89.85	34	23449709
8	695174888	$312,551.54	95.00	37	23449710
9	695312009	$130,504.89	90.00	34	23449711
10	695279539	$187,433.19	90.00	34	23449712
11	695325944	$227,473.78	95.00	37	23449713
12	695319921	$161,713.12	90.00	34	23449714
13	695329110	$124,424.65	92.59	36	23449715
14	695429050	$143,733.68	90.00	34	23449716
15	695361493	$539,015.76	87.10	32	23449717
16	695365437	$311,513.25	90.00	34	23449718
17	695228890	$499,245.49	89.29	33	23449719
18	695376269	$166,196.46	90.00	34	23449720
19	695363515	$260,442.63	90.00	34	23449721
20	695398784	$109,558.73	90.00	34	23449722
21	695389718	$291,848.09	90.00	34	23449723
22	695452540	$135,865.37	95.00	37	23449724
23	695229823	$359,380.44	90.00	34	23449725
24	695380386	$268,854.45	95.00	37	23449726
25	695479311	$208,419.15	90.00	34	23449727
26	695439356	$575,079.28	90.00	34	23449728
27	695473330	$170,350.53	90.00	34	23449729
28	695418095	$166,334.21	95.00	37	23449730
29	695492397	$232,260.01	95.00	37	23449731
30	695389106	$279,695.29	85.00	30	23449732
31	695430702	$137,433.27	85.00	30	23449733
32	695441477	$191,403.46	84.96	30	23449734
33	695428441	$137,433.41	85.00	30	23449735
34	695445346	$170,268.60	90.00	34	23449736
35	695397612	$201,357.59	93.95	37	23449737
36	695400416	$323,767.57	89.04	33	23449738
37	695328674	$268,738.84	90.00	34	23449739
38	695364836	$389,235.85	100.00	40	23449740
39	695484030	$106,418.93	90.00	34	23449741

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

40	695231803	$275,562.43	89.35	33	23449742
41	695484022	$106,415.99	90.00	34	23449743
42	695492678	$333,006.31	90.00	34	23449744
43	695504571	$198,443.90	90.00	34	23449745
44	695509125	$204,626.33	100.00	40	23449746
45	695512434	$253,758.95	90.00	34	23449747
46	695585125	$215,645.63	90.00	34	23449748
47	695481085	$136,447.86	90.00	34	23449749
48	695481721	$187,662.52	90.00	34	23449750
49	695472167	$152,655.83	85.00	30	23449751
50	695492900	$336,384.83	94.99	37	23449752
51	695629741	$164,327.63	89.67	34	23449753
52	695500793	$249,811.58	85.00	30	23449754
53	695381756	$257,744.42	90.00	34	23449755
54	695332635	$437,280.68	90.00	34	23449756
55	695355008	$342,410.25	95.00	37	23449757
56	695446245	$300,942.45	90.00	34	23449758
57	695512590	$213,266.76	95.00	37	23449759
58	695525246	$331,592.33	94.89	37	23449760
59	695527531	$315,000.00	90.00	34	23449761
60	695491530	$498,661.79	89.45	33	23449762
61	695551903	$174,600.00	90.00	34	23449763
62	695448753	$157,005.02	90.00	34	23449764
63	695405597	$132,935.19	90.00	34	23449765
64	695333898	$160,552.39	95.00	37	23449766
65	695358523	$169,863.88	100.00	40	23449767
66	695504464	$322,428.08	95.00	37	23449768
67	695508929	$444,130.86	90.00	34	23449769
68	695600437	$167,371.12	90.00	34	23449770
69	695595918	$274,410.00	90.00	34	23449771
70	695598326	$259,548.68	90.00	34	23449772
71	695186379	$176,432.99	95.00	37	23449773
72	695252015	$282,330.95	90.00	34	23449774
73	695253237	$313,490.55	90.00	34	23449775
74	695602854	$417,498.85	90.00	34	23449776
75	695605634	$371,655.69	90.00	34	23449777
76	695340935	$152,677.92	90.00	34	23449778
77	695437293	$193,115.38	90.00	34	23449779
78	695462226	$351,000.00	90.00	34	23449780
79	695433755	$104,549.71	100.00	40	23449781
80	695465112	$189,947.98	90.00	34	23449782
81	695517094	$201,724.17	90.00	34	23449783
82	695465377	$202,099.13	90.00	34	23449784

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

83	695499939	$287,281.25	90.00	34	23449785
84	695529768	$336,871.29	90.00	34	23449786
85	695539775	$174,806.59	90.00	34	23449787
86	695535716	$454,500.00	88.25	33	23449788
87	695520841	$399,963.92	90.00	34	23449789
88	695540690	$241,272.97	95.00	37	23449790
89	695548347	$358,350.47	95.00	37	23449791
90	695548099	$215,128.80	90.00	34	23449792
91	695552356	$200,633.97	90.00	34	23449793
92	695560607	$288,000.00	90.00	34	23449794
93	695558916	$154,211.39	87.08	32	23449795
94	695564526	$577,413.69	95.00	37	23449796
95	695554790	$227,727.16	95.00	37	23449797
96	695555714	$122,542.04	90.00	34	23449798
97	695547208	$122,141.79	90.00	34	23449799
98	695554782	$149,909.36	95.00	37	23449800
99	695575142	$161,976.22	90.00	34	23449801
100	695570564	$269,241.29	90.00	34	23449802
101	695573642	$322,719.83	90.00	34	23449803
102	695594614	$336,968.37	90.00	34	23449804
103	695603183	$126,000.00	90.00	34	23449805
104	695581355	$233,187.43	100.00	40	23449806
105	695585794	$174,951.69	90.00	34	23449807
106	695586784	$125,672.65	85.00	30	23449808
107	695586818	$193,134.94	90.00	34	23449809
108	695587022	$369,750.00	85.00	30	23449810
109	695594473	$310,506.62	90.00	34	23449811
110	695594564	$108,556.35	95.00	37	23449812
111	695603191	$126,000.00	90.00	34	23449813
112	695597039	$239,400.00	90.00	34	23449814
113	695598458	$264,891.23	90.00	34	23449815
114	695610360	$225,090.00	90.00	34	23449816
115	695612168	$206,483.13	90.00	34	23449817
116	695429696	$130,782.99	87.67	32	23449818
117	695626879	$243,060.63	85.00	30	23449819
118	695644922	$131,170.70	90.00	34	23449820
119	695664698	$238,499.50	90.00	34	23449821
120	695491696	$400,000.00	89.89	34	23449822
121	695495044	$130,938.15	95.00	37	23449823
122	695532267	$381,792.59	90.00	34	23449824
123	695490243	$203,844.68	90.00	34	23449825
124	695558221	$332,994.07	90.00	34	23449826
125	695594572	$393,482.14	84.99	30	23449827

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

126	695560847	$569,894.73	90.00	34	23449828
127	695584391	$118,242.03	90.00	34	23449829
128	695591412	$286,713.90	90.00	34	23449830
129	695601344	$193,756.24	95.00	37	23449831
130	695613109	$418,000.00	84.96	30	23449832
131	695628792	$161,507.21	90.00	34	23449833
132	695419200	$156,503.65	85.00	30	23449834
133	695331850	$113,540.19	87.69	32	23449835
134	695584102	$117,617.95	100.00	40	23449836
135	695701227	$113,452.55	95.00	37	23449837
136	695390856	$332,571.49	90.00	34	23449838
137	695515684	$379,536.83	90.00	34	23449839
138	695524215	$150,872.47	90.00	34	23449840
139	695525287	$344,417.30	100.00	40	23449841
140	695590372	$260,016.65	90.00	34	23449842
141	695653311	$118,980.84	100.00	40	23449843
142	695213686	$490,500.00	90.00	34	23449844
143	695635714	$103,970.20	90.00	34	23449845
144	695338863	$190,402.93	86.82	31	23449846
145	695454223	$194,135.31	100.00	40	23449847
146	695462580	$378,250.85	95.00	37	23449848
147	695672386	$202,133.80	90.00	34	23449849
148	695549683	$516,793.63	90.00	34	23449850
149	695150672	$290,614.73	90.97	35	23449851
150	695488262	$300,939.85	95.00	37	23449852
151	695510842	$163,620.29	90.00	34	23449853
152	695583914	$395,277.52	90.00	34	23449854
153	695540187	$206,615.71	90.00	34	23449855
154	695605527	$108,272.29	90.00	34	23449856
155	695600080	$309,437.49	90.00	34	23449857
156	695641761	$118,323.36	90.00	34	23449858
157	695659805	$227,226.05	95.00	37	23449859
158	695668210	$462,045.37	90.00	34	23449860
159	695508051	$312,541.45	90.00	34	23449861
160	695317370	$145,269.56	90.00	34	23449862
161	695450221	$137,790.97	90.00	34	23449863
162	695544544	$209,532.70	85.00	30	23449864
163	695561662	$259,843.78	95.00	37	23449865
164	695563718	$157,164.11	90.00	34	23449866
165	695582270	$413,391.90	90.00	34	23449867
166	695608125	$164,410.00	100.00	40	23449868
167	695620625	$151,370.85	95.00	37	23449869
168	695625863	$130,846.76	95.00	37	23449870

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

169	695636316	$282,997.38	90.00	34	23449871
170	695663542	$275,035.57	95.00	37	23449872
171	695694125	$337,865.48	90.00	34	23449873
172	695680009	$232,383.08	95.00	37	23449874
173	695686154	$207,870.04	85.00	30	23449875
174	695631515	$175,518.76	95.00	37	23449876
175	695638106	$175,125.75	95.00	37	23449877
176	695614735	$583,696.15	90.00	34	23449878
177	695626572	$151,689.25	93.25	36	23449879
178	695658013	$255,626.68	94.81	37	23449880
179	695691105	$318,601.33	90.00	34	23449881
180	695696823	$118,288.70	90.00	34	23449882
181	695716936	$233,202.27	90.00	34	23449883
182	695720243	$181,884.73	90.00	34	23449884
183	695698746	$258,816.89	95.00	37	23449885
184	695347781	$343,445.94	85.00	30	23449886
185	695430512	$174,698.30	90.00	34	23449887
186	695425975	$281,880.86	85.00	30	23449888
187	695472829	$121,359.74	90.00	34	23449889
188	695473496	$313,332.54	90.00	34	23449890
189	695536474	$275,228.98	89.97	34	23449891
190	695508218	$143,759.75	89.75	34	23449892
191	695742346	$244,757.90	95.00	37	23449893
192	695522466	$111,996.18	90.00	34	23449894
193	695538009	$123,768.86	89.86	34	23449895
194	695555615	$293,809.67	90.00	34	23449896
195	695556605	$566,064.59	90.00	34	23449897
196	695614743	$403,804.75	90.00	34	23449898
197	695614768	$242,807.10	88.73	33	23449899
198	695619908	$165,191.94	85.00	30	23449900
199	695637926	$175,015.98	95.00	37	23449901
200	695664623	$264,385.47	85.00	30	23449902
201	695688770	$189,611.60	95.00	37	23449903
202	695669515	$300,177.38	85.00	30	23449904
203	695671255	$92,772.67	95.00	37	23449905
204	695683789	$412,665.11	90.00	34	23449906
205	695710145	$329,056.10	85.00	30	23449907
206	695679845	$446,911.00	85.00	30	23449908
207	695664466	$221,304.47	90.00	34	23449909
208	695711275	$259,349.13	89.66	34	23449910
209	695693770	$208,210.86	95.00	37	23449911
210	695695783	$136,606.25	90.00	34	23449912
211	695689125	$105,156.24	90.00	34	23449913

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

212	695713107	$229,880.34	90.00	34	23449914
213	695721712	$352,129.06	85.00	30	23449915
214	695727990	$244,051.35	95.00	37	23449916
215	695439075	$111,622.10	87.50	32	23449917
216	695451849	$127,513.85	90.00	34	23449918
217	695235820	$446,693.37	90.00	34	23449919
218	667025563	$242,194.08	90.00	34	23449920
219	695525261	$233,177.35	90.00	34	23449921
220	695488460	$220,965.65	84.73	30	23449922
221	695583997	$208,189.93	83.60	29	23449923
222	695591958	$218,819.22	84.62	30	23449924
223	695596882	$179,226.69	90.00	34	23449925
224	695602524	$502,798.01	89.36	33	23449926
225	695613232	$309,673.09	90.00	34	23449927
226	695629071	$107,600.41	100.00	40	23449928
227	695634048	$221,521.94	85.00	30	23449929
228	695638783	$107,521.11	84.38	29	23449930
229	695629352	$137,235.37	90.00	34	23449931
230	695641910	$202,465.41	82.86	28	23449932
231	695649244	$207,952.21	95.00	37	23449933
232	695646182	$376,615.65	90.00	34	23449934
233	695668756	$572,108.83	85.00	30	23449935
234	695683045	$268,214.67	90.00	34	23449936
235	695685032	$273,000.00	88.06	32	23449937
236	695656926	$356,648.13	90.00	34	23449938
237	695689307	$181,705.13	90.00	34	23449939
238	695690230	$438,743.03	100.00	40	23449940
239	695694497	$222,621.13	90.00	34	23449941
240	695698498	$305,224.77	90.00	34	23449942
241	695700302	$150,935.00	88.82	33	23449943
242	695709279	$126,530.95	90.00	34	23449944
243	695693119	$157,782.88	85.00	30	23449945
244	695698092	$279,984.56	85.00	30	23449946
245	695712133	$161,302.79	90.00	34	23449947
246	695716134	$82,610.03	100.00	40	23449948
247	695721803	$121,331.70	90.00	34	23449949
248	695738674	$476,257.39	90.00	34	23449950
249	695740894	$452,164.62	90.00	34	23449951
250	695744326	$368,382.38	90.00	34	23449952
251	695767566	$296,015.37	85.00	30	23449953
252	695131060	$120,549.12	90.00	34	23449954
253	695385682	$528,477.44	90.00	34	23449955
254	695569871	$194,617.97	88.64	33	23449956

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

255	695776633	$313,616.99	90.00	34	23449957
256	695567230	$121,410.00	90.00	34	23449958
257	695558007	$193,530.51	90.00	34	23449959
258	695555847	$194,026.31	85.00	30	23449960
259	695631796	$181,812.79	95.00	37	23449961
260	695712737	$107,674.20	90.00	34	23449962
261	695654152	$206,695.91	90.00	34	23449963
262	695675678	$170,692.46	90.00	34	23449964
263	695661256	$147,544.80	85.00	30	23449965
264	695679704	$230,846.85	90.00	34	23449966
265	695677971	$166,501.83	90.00	34	23449967
266	695716647	$536,487.45	90.00	34	23449968
267	695737429	$466,739.81	85.00	30	23449969
268	695746222	$179,367.14	90.00	34	23449970
269	695750893	$401,268.33	90.00	34	23449971
270	695521021	$138,756.81	88.29	33	23449972
271	695458950	$193,098.81	90.00	34	23449973
272	695768382	$224,667.06	90.00	34	23449974
273	695777839	$126,681.38	90.00	34	23449975
274	695324194	$305,441.76	90.00	34	23449976
275	695860007	$203,335.25	95.00	37	23449977
276	695493387	$164,281.71	89.95	34	23449978
277	695577239	$112,011.77	90.00	34	23449979
278	695608455	$182,368.41	85.00	30	23449980
279	695588947	$245,522.23	90.00	34	23449981
280	695632604	$183,640.34	90.00	34	23449982
281	695649863	$234,124.18	86.85	31	23449983
282	695695130	$95,194.77	86.82	31	23449984
283	695683359	$198,850.57	90.00	34	23449985
284	695860098	$188,694.73	90.00	34	23449986
285	695676809	$287,301.09	81.41	27	23449987
286	695694257	$287,303.49	90.00	34	23449988
287	695678375	$122,400.00	90.00	34	23449989
288	695689539	$494,134.95	90.00	34	23449990
289	695709592	$169,200.04	85.00	30	23449991
290	695712562	$165,877.67	90.00	34	23449992
291	695713941	$167,928.77	95.00	37	23449993
292	695714261	$404,217.74	90.00	34	23449994
293	695720466	$436,867.74	85.00	30	23449995
294	695723924	$135,437.68	85.00	30	23449996
295	695725499	$172,684.37	94.02	37	23449997
296	695749002	$251,038.77	90.00	34	23449998
297	695730846	$188,627.10	83.26	28	23449999

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

298	695743211	$228,376.89	90.00	34	23450000
299	695746149	$222,143.57	90.00	34	23450001
300	695742601	$153,000.00	90.00	34	23450002
301	695729459	$136,317.93	83.00	28	23450003
302	695746404	$271,883.85	90.00	34	23450004
303	695757468	$439,857.29	82.66	28	23450005
304	695752675	$271,350.00	90.00	34	23450006
305	695759506	$393,933.50	87.78	32	23450007
306	695817809	$130,856.68	90.00	34	23450008
307	695782904	$125,624.61	90.00	34	23450009
308	695786152	$259,933.46	95.00	37	23450010
309	695787986	$103,045.59	90.00	34	23450011
310	695789305	$116,617.12	90.00	34	23450012
311	695800953	$251,235.36	95.00	37	23450013
312	695466656	$367,642.83	84.09	29	23450014
313	695230557	$196,270.80	90.00	34	23450015
314	695303917	$170,076.78	90.00	34	23450016
315	695509588	$245,358.08	95.00	37	23450017
316	695805358	$123,510.25	85.00	30	23450018
317	695672162	$169,905.30	90.00	34	23450019
318	695621581	$182,456.25	90.00	34	23450020
319	695619213	$294,256.37	88.06	32	23450021
320	695638684	$117,768.80	86.76	31	23450022
321	695734947	$188,655.20	90.00	34	23450023
322	695689463	$206,350.33	90.00	34	23450024
323	695700468	$269,674.96	90.00	34	23450025
324	695724245	$309,179.66	95.00	37	23450026
325	695714220	$188,151.18	89.76	34	23450027
326	695778001	$229,121.41	85.00	30	23450028
327	695779272	$534,203.32	90.00	34	23450029
328	695824664	$454,750.00	85.00	30	23450030
329	695433938	$153,984.10	95.00	37	23450031
330	695793059	$283,736.24	100.00	40	23450032
331	695469320	$107,439.52	84.38	29	23450033
332	695575878	$571,683.61	82.14	27	23450034
333	695576777	$295,559.44	85.00	30	23450035
334	695590661	$537,833.48	90.00	34	23450036
335	695622894	$170,347.73	90.00	34	23450037
336	695641050	$179,093.16	90.00	34	23450038
337	695654244	$271,745.33	90.00	34	23450039
338	695645903	$380,787.02	85.00	30	23450040
339	695712638	$260,394.60	90.00	34	23450041
340	695712893	$43,591.71	95.00	37	23450042

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

341	695689836	$175,260.43	90.00	34	23450043
342	695690537	$164,065.75	84.62	30	23450044
343	695701060	$101,596.52	85.00	30	23450045
344	695694075	$449,112.11	90.00	34	23450046
345	695696203	$119,402.97	100.00	40	23450047
346	695697169	$196,785.33	93.90	37	23450048
347	695743880	$236,974.03	100.00	40	23450049
348	695736777	$108,268.48	90.00	34	23450050
349	695751065	$216,041.70	85.00	30	23450051
350	695751081	$525,480.25	90.00	34	23450052
351	695758243	$449,898.50	85.00	30	23450053
352	695765255	$182,030.83	90.00	34	23450054
353	695770529	$195,444.29	90.00	34	23450055
354	695779785	$331,716.91	90.00	34	23450056
355	695781310	$149,726.33	83.33	28	23450057
356	695783050	$232,408.12	95.00	37	23450058
357	695787622	$147,941.03	95.00	37	23450059
358	695795401	$298,856.38	100.00	40	23450060
359	695831107	$544,187.80	100.00	40	23450061
360	695817270	$190,563.72	85.00	30	23450062
361	695835017	$196,811.36	90.00	34	23450063
362	695829291	$232,709.84	90.00	34	23450064
363	695627125	$321,094.60	85.00	30	23450065
364	695645531	$177,736.28	93.95	37	23450066
365	695054965	$162,692.16	95.00	37	23450067
366	695462879	$101,376.46	90.00	34	23450068
367	695487041	$220,000.00	82.71	28	23450069
368	695551861	$330,987.16	81.17	27	23450070
369	695615468	$559,767.88	89.92	34	23450071
370	695629428	$209,576.74	82.68	28	23450072
371	695651497	$158,013.46	95.00	37	23450073
372	695671396	$298,382.02	84.51	30	23450074
373	695744557	$130,041.24	90.00	34	23450075
374	695720953	$165,761.73	90.00	34	23450076
375	695733675	$150,243.50	83.43	29	23450077
376	695636514	$236,682.01	95.00	37	23450078
377	695691626	$251,699.71	89.96	34	23450079
378	695742106	$197,267.43	90.00	34	23450080
379	695693267	$93,227.26	82.02	27	23450081
380	695814921	$125,329.79	85.00	30	23450082
381	695045740	$351,040.49	90.00	34	23450083
382	695627950	$309,719.41	85.00	30	23450084
383	667113732	$165,586.24	90.00	34	23450085

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

384	695295022	$121,500.00	90.00	34	23450086
385	695463067	$172,780.64	89.64	34	23450087
386	695471359	$586,436.02	90.00	34	23450088
387	695671982	$431,153.67	90.00	34	23450089
388	695866897	$204,680.83	100.00	40	23450090
389	695899963	$160,783.89	85.00	30	23450091
390	695776823	$345,781.60	90.00	34	23450092
391	695831396	$492,927.30	90.00	34	23450093
392	695944751	$175,176.10	95.00	37	23450094
393	695872879	$423,869.52	85.00	30	23450095
394	696050319	$317,740.34	85.00	30	23450096
395	696101724	$462,306.13	85.00	30	23450097
396	696059096	$516,840.65	90.00	34	23450098
397	696225515	$305,288.06	90.00	34	23450099
398	696186139	$144,662.61	100.00	40	23450100
399	696185487	$468,000.00	90.00	34	23450101
400	695896548	$342,473.03	82.89	28	23450102
401	696204064	$275,388.21	85.00	30	23450103
402	696273135	$270,336.70	95.00	37	23450104
403	696367853	$142,272.68	90.00	34	23450105
404	696270040	$130,001.50	95.00	37	23450106
405	696361906	$314,799.59	90.00	34	23450107
406	696394923	$246,606.42	95.00	37	23450108
407	696425131	$219,422.96	84.94	30	23450109
408	696443837	$149,087.93	90.00	34	23450110
409	696144732	$385,874.52	90.00	34	23450111
410	696259530	$110,500.47	90.00	34	23450112
411	696314350	$394,836.77	90.00	34	23450113
412	696399393	$192,931.63	90.00	34	23450114
413	696402304	$242,487.32	90.00	34	23450115
414	696406883	$310,092.90	84.74	30	23450116
415	696419159	$359,220.34	90.00	34	23450117
416	696484914	$182,694.68	100.00	40	23450118
417	696274919	$241,585.96	95.00	37	23450119
418	696118736	$139,308.00	90.00	34	23450120
419	696172618	$157,076.31	90.00	34	23450121
420	696315506	$424,047.85	89.47	33	23450122
421	696318005	$352,543.68	90.00	34	23450123
422	696328384	$127,219.43	85.00	30	23450124
423	696347608	$146,601.51	86.47	31	23450125
424	696351857	$276,537.87	89.94	34	23450126
425	696399245	$499,500.00	90.00	34	23450127
426	696402056	$202,117.83	90.00	34	23450128

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

427	696403435	$134,638.95	90.00	34	23450129
428	696440692	$197,862.35	90.00	34	23450130
429	696447309	$163,726.40	100.00	40	23450131
430	696464452	$370,693.47	85.00	30	23450132
431	696464643	$107,282.16	100.00	40	23450133
432	696469030	$166,127.42	95.00	37	23450134
433	696470897	$165,316.39	90.00	34	23450135
434	696487602	$292,768.74	85.00	30	23450136
435	695970657	$254,139.53	85.00	30	23450137
436	696195585	$361,824.71	90.00	34	23450138
437	696203751	$126,692.00	84.67	30	23450139
438	696302645	$190,799.72	85.00	30	23450140
439	696307743	$253,577.24	90.00	34	23450141
440	696313519	$211,595.80	84.13	29	23450142
441	696359538	$512,442.45	90.00	34	23450143
442	696361534	$101,810.10	85.00	30	23450144
443	696363662	$169,710.47	85.00	30	23450145
444	696391457	$237,339.68	95.00	37	23450146
445	696394188	$287,808.48	90.00	34	23450147
446	696408970	$179,532.44	90.00	34	23450148
447	696412014	$134,656.11	90.00	34	23450149
448	696426329	$124,820.68	90.00	34	23450150
449	696427400	$202,185.90	90.00	34	23450151
450	696435072	$324,449.59	89.00	33	23450152
451	696437557	$196,870.22	90.00	34	23450153
452	696440502	$217,604.66	90.00	34	23450154
453	696443357	$422,527.14	90.00	34	23450155
454	696444074	$229,236.18	90.00	34	23450156
455	696448737	$121,411.74	90.00	34	23450157
456	696450626	$177,463.44	95.00	37	23450158
457	696451657	$159,196.62	85.00	30	23450159
458	696452283	$241,297.29	85.00	30	23450160
459	696454370	$333,214.10	95.00	37	23450161
460	696454750	$175,941.80	90.00	34	23450162
461	696462324	$235,955.14	85.00	30	23450163
462	696465236	$197,877.72	90.00	34	23450164
463	696467919	$292,745.38	85.00	30	23450165
464	696474733	$161,603.21	89.01	33	23450166
465	696480029	$256,161.20	90.00	34	23450167
466	696482637	$161,777.04	90.00	34	23450168
467	696483338	$229,088.46	90.00	34	23450169
468	696495860	$107,835.94	90.00	34	23450170
469	696509207	$194,804.87	90.00	34	23450171

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

470	696510312	$224,838.92	90.00	34	23450172
471	696512409	$263,500.00	85.00	30	23450173
472	696520725	$110,464.04	90.00	34	23450174
473	696523901	$275,256.78	95.00	37	23450175
474	696524115	$105,045.09	90.00	34	23450176
475	696530948	$125,783.16	100.00	40	23450177
476	696534247	$196,089.21	90.00	34	23450178
477	696244516	$374,930.96	85.00	30	23450179
478	696269893	$424,515.20	85.00	30	23450180
479	696348440	$364,075.07	90.00	34	23450181
480	696363993	$314,500.00	85.00	30	23450182
481	696412006	$201,068.64	95.00	37	23450183
482	696443175	$206,999.99	88.09	32	23450184
483	696444702	$322,483.10	85.00	30	23450185
484	696458603	$184,129.91	89.56	34	23450186
485	696462506	$145,648.13	90.00	34	23450187
486	696475466	$240,582.32	89.26	33	23450188
487	696077056	$220,231.94	85.00	30	23450189
488	696229285	$153,615.41	90.00	34	23450190
489	696340900	$324,000.00	90.00	34	23450191
490	696375575	$427,108.11	90.00	34	23450192
491	696367549	$349,239.02	87.50	32	23450193
492	696465715	$112,215.02	81.52	27	23450194
493	696468610	$111,117.43	85.00	30	23450195
494	696472406	$339,150.75	85.00	30	23450196
495	696474790	$114,897.61	100.00	40	23450197
496	696488154	$194,970.80	90.00	34	23450198
497	696490242	$146,365.27	90.58	34	23450199
498	696490374	$254,797.76	85.00	30	23450200
499	696497957	$211,574.72	84.80	30	23450201
500	696502780	$208,870.92	90.00	34	23450202
501	696510510	$161,500.00	85.00	30	23450203
502	696518646	$179,547.01	86.54	31	23450204
503	696523869	$472,248.75	90.00	34	23450205
504	696525351	$467,012.97	85.00	30	23450206
505	696536713	$144,204.20	85.00	30	23450207
506	696553197	$154,580.94	84.24	29	23450208
507	696559327	$377,658.57	90.00	34	23450209
508	696571256	$319,264.44	90.00	34	23450210
509	696579846	$128,290.77	100.00	40	23450211
510	696127901	$351,180.00	90.00	34	23450212
511	696310358	$520,992.00	90.00	34	23450213
512	696367374	$157,383.88	90.00	34	23450214

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

513	696450196	$540,000.00	90.00	34	23450215
514	696455336	$269,227.92	90.00	34	23450216
515	696475706	$129,204.01	82.48	28	23450217
516	696467554	$271,272.54	85.00	30	23450218
517	696480243	$135,123.32	82.12	27	23450219
518	696530930	$171,388.92	85.00	30	23450220
519	696532035	$499,172.70	90.00	34	23450221
520	696534437	$129,938.54	95.00	37	23450222
521	696536622	$151,050.19	85.00	30	23450223
522	696544808	$134,757.92	90.00	34	23450224
523	696550797	$127,721.69	100.00	40	23450225
524	696552348	$190,885.34	85.00	30	23450226
525	696554286	$137,481.93	95.00	37	23450227
526	696579051	$266,409.42	90.00	34	23450228
527	696590868	$202,121.70	90.00	34	23450229
528	696593771	$242,558.48	90.00	34	23450230
529	696246685	$152,838.34	93.87	37	23450231
530	696311455	$361,637.48	90.00	34	23450232
531	696386739	$107,819.84	90.00	34	23450233
532	696380922	$284,750.00	85.00	30	23450234
533	696412311	$190,101.89	85.00	30	23450235
534	696430644	$199,726.58	100.00	40	23450236
535	696431089	$135,604.48	81.68	27	23450237
536	696446327	$424,593.46	85.00	30	23450238
537	696472562	$267,546.76	85.00	30	23450239
538	696474584	$349,480.44	87.50	32	23450240
539	696487065	$121,838.45	100.00	40	23450241
540	696491588	$212,126.71	85.00	30	23450242
541	696493204	$281,759.54	94.95	37	23450243
542	696501691	$382,267.29	84.07	29	23450244
543	696501907	$228,730.52	90.00	34	23450245
544	696504075	$224,643.65	90.00	34	23450246
545	696504158	$184,564.42	88.10	32	23450247
546	696513449	$80,820.33	90.00	34	23450248
547	696532373	$294,655.54	85.00	30	23450249
548	696536853	$164,883.03	95.00	37	23450250
549	696539014	$283,123.02	90.00	34	23450251
550	696544790	$531,148.62	95.00	37	23450252
551	696548510	$369,477.41	85.00	30	23450253
552	696560614	$143,803.14	90.00	34	23450254
553	696563121	$115,783.30	100.00	40	23450255
554	696564822	$127,906.14	86.49	31	23450256
555	696574151	$109,596.97	90.00	34	23450257

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

556	696574524	$158,690.61	100.00	40	23450258
557	696598952	$127,304.28	85.00	30	23450259
558	696172907	$369,413.12	89.16	33	23450260
559	696261684	$170,811.51	95.00	37	23450261
560	696286277	$325,199.91	84.90	30	23450262
561	696308386	$113,969.08	90.00	34	23450263
562	696324508	$147,989.36	85.00	30	23450264
563	696329960	$365,127.09	95.00	37	23450265
564	696358126	$123,041.61	85.00	30	23450266
565	696376649	$436,143.63	90.00	34	23450267
566	696377126	$254,478.00	85.00	30	23450268
567	696392042	$112,253.04	90.00	34	23450269
568	696394774	$350,303.00	90.00	34	23450270
569	696401967	$293,634.05	90.00	34	23450271
570	696416254	$271,555.55	85.00	30	23450272
571	696429190	$250,607.46	90.00	34	23450273
572	696434232	$321,912.48	85.00	30	23450274
573	696465228	$211,337.07	90.00	34	23450275
574	696495290	$471,329.97	85.00	30	23450276
575	696501857	$428,980.93	85.00	30	23450277
576	696502004	$168,739.64	95.00	37	23450278
577	696506344	$170,555.65	95.00	37	23450279
578	696519107	$292,051.03	90.00	34	23450280
579	696521335	$184,668.27	86.05	31	23450281
580	696534122	$287,287.65	90.00	34	23450282
581	696538891	$79,850.54	100.00	40	23450283
582	696547629	$159,563.74	90.00	34	23450284
583	696556828	$292,793.32	90.00	34	23450285
584	696590355	$109,633.46	90.00	34	23450286
585	696598549	$303,803.69	90.00	34	23450287
586	696603349	$345,859.26	90.00	34	23450288
587	696606219	$144,796.26	90.00	34	23450289
588	696067487	$199,774.59	90.00	34	23450290
589	696228378	$520,683.71	90.00	34	23450291
590	696289628	$197,557.96	90.00	34	23450292
591	696363464	$127,274.52	85.00	30	23450293
592	696388156	$210,609.82	89.79	34	23450294
593	696388446	$150,467.98	90.00	34	23450295
594	696379759	$100,940.86	85.00	30	23450296
595	696413921	$171,134.49	95.00	37	23450297
596	696426519	$217,313.57	95.00	37	23450298
597	696464676	$220,172.06	90.00	34	23450299
598	696479500	$219,998.04	88.00	32	23450300

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

599	696484211	$175,593.52	95.00	37	23450301
600	696487438	$248,227.32	90.00	34	23450302
601	696488402	$449,648.27	84.91	30	23450303
602	696507268	$492,652.20	85.00	30	23450304
603	696521699	$117,213.53	85.00	30	23450305
604	696524131	$166,188.95	90.00	34	23450306
605	696533538	$364,207.99	90.00	34	23450307
606	696549856	$87,753.90	83.81	29	23450308
607	696551548	$416,223.01	85.00	30	23450309
608	696556752	$158,211.10	94.91	37	23450310
609	696558188	$107,743.20	90.00	34	23450311
610	696566124	$238,631.17	84.11	29	23450312
611	696570191	$126,618.50	90.00	34	23450313
612	696578079	$260,000.75	95.00	37	23450314
613	696583590	$249,460.45	90.00	34	23450315
614	696588912	$364,211.31	89.00	33	23450316
615	696608652	$231,808.61	90.00	34	23450317
616	696616366	$130,337.90	90.00	34	23450318
617	696616978	$214,349.18	95.00	37	23450319
618	696623271	$161,880.34	90.00	34	23450320
619	696176023	$166,239.06	90.00	34	23450321
620	696182963	$222,725.21	95.00	37	23450322
621	696196849	$139,244.65	90.00	34	23450323
622	696259753	$143,828.48	90.00	34	23450324
623	696312081	$189,000.00	90.00	34	23450325
624	696373026	$117,656.22	90.00	34	23450326
625	696442003	$222,853.77	95.00	37	23450327
626	696443514	$118,534.86	95.00	37	23450328
627	696453265	$131,183.04	88.78	33	23450329
628	696454826	$574,967.14	90.00	34	23450330
629	696457332	$346,149.11	90.00	34	23450331
630	696464122	$216,131.26	80.19	26	23450332
631	696478072	$203,656.15	85.00	30	23450333
632	696467828	$136,436.15	90.00	34	23450334
633	696489343	$269,730.45	90.00	34	23450335
634	696490119	$335,405.15	83.94	29	23450336
635	696491554	$323,518.50	90.00	34	23450337
636	696499623	$287,966.63	89.75	34	23450338
637	696500016	$170,826.32	95.00	37	23450339
638	696500396	$274,711.62	90.00	34	23450340
639	696504109	$289,733.26	89.23	33	23450341
640	696505759	$263,500.00	82.34	28	23450342
641	696534791	$553,158.20	90.00	34	23450343

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

642	696536374	$191,042.15	85.00	30	23450344
643	696566850	$112,273.34	90.00	34	23450345
644	696569482	$192,142.70	85.00	30	23450346
645	696569490	$282,442.96	95.00	37	23450347
646	696571686	$114,131.56	90.00	34	23450348
647	696577915	$152,847.25	90.00	34	23450349
648	696579077	$157,164.36	90.00	34	23450350
649	696580265	$171,260.48	85.00	30	23450351
650	696580539	$494,640.38	88.39	33	23450352
651	696594829	$227,683.85	95.00	37	23450353
652	696605385	$170,889.59	90.00	34	23450354
653	696230010	$269,451.77	90.00	34	23450355
654	696258086	$109,706.13	90.00	34	23450356
655	696321132	$278,515.72	90.00	34	23450357
656	696450865	$317,326.93	90.00	34	23450358
657	696455492	$218,879.58	90.00	34	23450359
658	696485838	$348,085.06	90.00	34	23450360
659	696487933	$256,500.00	90.00	34	23450361
660	696489889	$139,264.86	90.00	34	23450362
661	696503358	$117,236.67	85.00	30	23450363
662	696512714	$274,326.38	94.83	37	23450364
663	696519560	$114,912.69	100.00	40	23450365
664	696532738	$185,096.55	95.00	37	23450366
665	696537778	$114,752.44	100.00	40	23450367
666	696544964	$207,920.18	85.00	30	23450368
667	696548445	$296,961.04	85.00	30	23450369
668	696554310	$203,582.40	83.27	28	23450370
669	696570464	$144,647.29	90.00	34	23450371
670	696578442	$359,441.63	90.00	34	23450372
671	696579705	$231,066.72	90.00	34	23450373
672	696588490	$422,726.88	90.00	34	23450374
673	696593599	$445,104.64	90.00	34	23450375
674	696606722	$111,744.02	89.60	34	23450376
675	696610039	$145,587.65	90.00	34	23450377
676	696630979	$131,002.88	81.40	27	23450378
677	696675552	$599,130.00	90.00	34	23450379
678	696232610	$208,046.67	88.72	33	23450380
679	696270487	$312,769.13	95.00	37	23450381
680	696341908	$359,162.42	90.00	34	23450382
681	696363365	$478,949.68	95.00	37	23450383
682	696365345	$334,634.06	85.90	31	23450384
683	696378702	$318,611.81	90.00	34	23450385
684	696395524	$453,170.61	85.00	30	23450386

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

685	696401660	$241,843.73	90.00	34	23450387
686	696432327	$382,028.20	90.00	34	23450388
687	696437433	$116,874.62	90.00	34	23450389
688	696455625	$216,000.00	90.00	34	23450390
689	696461250	$292,246.95	90.00	34	23450391
690	696466820	$114,183.48	84.79	30	23450392
691	696471200	$509,429.91	85.00	30	23450393
692	696482173	$320,362.54	86.76	31	23450394
693	696496934	$322,906.31	90.00	34	23450395
694	696514603	$503,762.52	90.00	34	23450396
695	696520097	$543,464.59	85.00	30	23450397
696	696524156	$336,627.59	90.00	34	23450398
697	696533629	$202,332.25	90.00	34	23450399
698	696546621	$151,769.93	85.00	30	23450400
699	696550763	$364,268.10	90.00	34	23450401
700	696558485	$171,063.14	84.90	30	23450402
701	696559939	$346,953.58	95.00	37	23450403
702	696573583	$216,956.25	90.00	34	23450404
703	696577071	$381,506.45	85.00	30	23450405
704	696584853	$175,000.00	89.74	34	23450406
705	696585595	$164,838.87	80.49	26	23450407
706	696586452	$157,715.20	84.95	30	23450408
707	696590165	$368,929.82	85.00	30	23450409
708	696590280	$305,654.17	89.74	34	23450410
709	696591650	$436,173.44	90.00	34	23450411
710	696595321	$585,000.00	90.00	34	23450412
711	696595677	$265,638.88	85.81	31	23450413
712	696596667	$197,577.82	90.00	34	23450414
713	696601442	$179,926.30	85.00	30	23450415
714	696607647	$188,580.78	90.00	34	23450416
715	696609460	$264,776.02	90.00	34	23450417
716	696610591	$161,896.93	90.00	34	23450418
717	696615954	$419,897.97	90.00	34	23450419
718	696618206	$260,918.92	95.00	37	23450420
719	696619154	$210,597.69	86.12	31	23450421
720	696624683	$188,694.36	90.00	34	23450422
721	696625839	$279,586.18	82.35	28	23450423
722	696639475	$449,182.47	90.00	34	23450424
723	696632868	$213,652.69	90.00	34	23450425
724	696634948	$111,941.01	85.00	30	23450426
725	696636331	$118,748.93	85.00	30	23450427
726	696646470	$290,262.38	85.84	31	23450428
727	696657758	$593,535.74	90.00	34	23450429

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

728	696194091	$174,358.13	90.00	34	23450430
729	696214436	$249,873.83	85.00	30	23450431
730	696509819	$297,112.43	85.00	30	23450432
731	696531060	$301,211.58	90.00	34	23450433
732	696537737	$130,346.14	90.00	34	23450434
733	696561281	$270,392.78	95.00	37	23450435
734	696574987	$292,136.97	90.00	34	23450436
735	696599125	$164,152.20	95.00	37	23450437
736	696604917	$510,000.00	85.00	30	23450438
737	696612480	$185,669.72	85.00	30	23450439
738	696621044	$222,181.79	95.00	37	23450440
739	696642578	$238,070.13	90.00	34	23450441
740	696655372	$368,785.32	90.00	34	23450442
741	696540889	$267,418.79	83.75	29	23450443
742	696558253	$318,462.30	89.86	34	23450444
743	696569581	$134,922.40	89.41	33	23450445
744	696577238	$426,671.10	85.40	30	23450446
745	696573054	$220,771.50	90.00	34	23450447
746	696601657	$221,558.07	87.00	32	23450448
747	696628874	$155,548.89	90.00	34	23450449
748	696632272	$311,350.00	90.00	34	23450450
749	696677327	$127,340.14	85.00	30	23450451
750	696325976	$127,307.30	85.00	30	23450452
751	696347434	$223,895.63	94.96	37	23450453
752	696411552	$147,856.87	89.70	34	23450454
753	696424407	$350,742.80	90.00	34	23450455
754	696505734	$552,008.05	85.00	30	23450456
755	696533082	$283,073.87	90.00	34	23450457
756	696566918	$188,898.97	90.00	34	23450458
757	696605492	$283,045.25	95.00	37	23450459
758	696616135	$179,796.37	90.00	34	23450460
759	696620533	$162,193.55	95.00	37	23450461
760	696634633	$379,671.87	95.00	37	23450462
761	696648021	$105,152.97	90.00	34	23450463
762	696661305	$377,698.76	90.00	34	23450464
763	696664275	$234,543.20	87.00	32	23450465
764	696675024	$274,389.90	85.00	30	23450466
765	696678804	$313,357.36	95.00	37	23450467
766	696463801	$458,597.20	85.00	30	23450468
767	696467414	$140,406.82	95.00	37	23450469
768	696550730	$369,295.78	85.00	30	23450470
769	696558931	$121,089.10	88.54	33	23450471
770	696559681	$305,028.92	90.00	34	23450472

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

771	696560812	$233,766.44	90.00	34	23450473
772	696581636	$236,754.37	85.00	30	23450474
773	696614395	$179,785.59	90.00	34	23450475
774	696656602	$332,803.34	90.00	34	23450476
775	696668946	$129,650.48	100.00	40	23450477
776	696684042	$314,710.56	90.00	34	23450478
777	696693563	$202,291.41	90.00	34	23450479
778	695988428	$140,057.91	90.00	34	23450480
779	696114479	$256,038.72	90.00	34	23450481
780	696463991	$329,310.73	89.19	33	23450482
781	696490945	$294,279.69	95.00	37	23450483
782	696500784	$254,578.99	89.47	33	23450484
783	696545516	$104,227.62	90.00	34	23450485
784	696556919	$284,100.86	80.11	26	23450486
785	696567213	$574,742.23	100.00	40	23450487
786	696573849	$204,038.55	90.00	34	23450488
787	696592336	$249,807.53	80.65	26	23450489
788	696621358	$360,639.58	95.00	37	23450490
789	696642727	$142,427.07	100.00	40	23450491
790	696649789	$138,395.14	85.00	30	23450492
791	696649888	$189,434.45	85.00	30	23450493
792	696662816	$203,609.68	90.00	34	23450494
793	696677012	$142,957.14	90.00	34	23450495
794	696679091	$175,574.57	95.00	37	23450496
795	696695667	$195,444.41	95.00	37	23450497
796	696703594	$184,667.82	85.00	30	23450498
797	696715143	$109,562.82	90.00	34	23450499
798	696358357	$354,979.41	90.00	34	23450500
799	696449180	$111,847.58	94.92	37	23450501
800	696491604	$170,831.09	90.00	34	23450502
801	696566355	$150,730.24	95.00	37	23450503
802	696576750	$172,791.80	84.80	30	23450504
803	696586775	$323,334.56	90.00	34	23450505
804	696587179	$214,783.05	85.00	30	23450506
805	696598234	$233,759.66	90.00	34	23450507
806	696600766	$431,768.58	94.79	37	23450508
807	696612407	$341,844.39	90.00	34	23450509
808	696628999	$202,726.68	85.65	30	23450510
809	696643907	$179,745.10	89.11	33	23450511
810	696644079	$145,257.03	95.00	37	23450512
811	696633940	$170,816.35	90.00	34	23450513
812	696634062	$285,154.01	90.00	34	23450514
813	696654086	$233,740.74	90.00	34	23450515

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

814	696667021	$385,228.59	90.00	34	23450516
815	696672641	$531,636.76	95.00	37	23450517
816	696680966	$539,120.87	90.00	34	23450518
817	696689447	$494,999.55	90.00	34	23450519
818	696718212	$377,868.53	90.00	34	23450520
819	696337849	$338,711.53	85.00	30	23450521
820	696458660	$332,268.70	90.00	34	23450522
821	696561604	$182,621.67	83.45	29	23450523
822	696563428	$184,892.89	95.00	37	23450524
823	696565522	$310,047.06	85.00	30	23450525
824	696565738	$365,037.01	85.00	30	23450526
825	696578947	$284,845.41	93.44	36	23450527
826	696600915	$210,267.14	90.00	34	23450528
827	696602846	$112,457.93	90.00	34	23450529
828	696634369	$130,813.83	87.40	32	23450530
829	696649185	$158,627.31	90.00	34	23450531
830	696649615	$548,618.35	90.00	34	23450532
831	696654078	$273,838.21	99.64	40	23450533
832	696658038	$227,739.39	95.00	37	23450534
833	696664051	$265,894.11	95.00	37	23450535
834	696673169	$153,686.41	95.00	37	23450536
835	696673748	$390,656.63	82.66	28	23450537
836	696680735	$494,662.10	90.00	34	23450538
837	696683200	$161,354.97	95.00	37	23450539
838	696690866	$284,852.01	95.00	37	23450540
839	696690965	$208,604.37	90.00	34	23450541
840	696693688	$175,358.16	87.75	32	23450542
841	696694389	$182,967.20	90.00	34	23450543
842	696099936	$166,684.18	87.89	32	23450544
843	696450030	$384,231.96	95.00	37	23450545
844	696512763	$179,918.10	90.00	34	23450546
845	696518349	$175,194.51	90.00	34	23450547
846	696539006	$193,262.29	90.00	34	23450548
847	696591023	$167,227.57	90.00	34	23450549
848	696629161	$432,892.25	85.00	30	23450550
849	696801869	$123,116.26	85.00	30	23450551
850	696646686	$215,600.57	90.00	34	23450552
851	696654029	$377,769.83	84.94	30	23450553
852	696658301	$130,318.89	90.00	34	23450554
853	696671940	$198,796.72	85.00	30	23450555
854	696690619	$166,435.67	90.00	34	23450556
855	696698505	$144,457.46	89.75	34	23450557
856	696723519	$440,176.96	90.00	34	23450558

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

857	696720341	$175,212.95	90.00	34	23450559
858	696721596	$316,687.62	85.00	30	23450560
859	696727270	$127,577.14	90.00	34	23450561
860	696750314	$226,229.14	85.00	30	23450562
861	696753979	$418,950.00	90.00	34	23450563
862	696477967	$171,604.20	90.00	34	23450564
863	696486489	$452,672.76	87.96	32	23450565
864	696503382	$113,194.56	90.00	34	23450566
865	696574565	$299,123.55	95.00	37	23450567
866	696577352	$142,446.57	95.00	37	23450568
867	696578897	$345,837.85	89.89	34	23450569
868	696586353	$160,415.54	85.00	30	23450570
869	696587344	$123,988.70	90.00	34	23450571
870	696606060	$184,230.73	87.86	32	23450572
871	696621549	$152,921.71	90.00	34	23450573
872	696631696	$426,888.50	90.00	34	23450574
873	696636752	$189,844.30	82.25	28	23450575
874	696647197	$124,102.27	90.00	34	23450576
875	696654680	$200,411.14	85.00	30	23450577
876	696659341	$191,827.96	85.00	30	23450578
877	696660927	$310,345.68	90.00	34	23450579
878	696663939	$512,692.09	90.00	34	23450580
879	696672021	$113,251.89	90.00	34	23450581
880	696672393	$584,696.23	90.00	34	23450582
881	696673342	$413,825.08	90.00	34	23450583
882	696686427	$437,071.72	85.00	30	23450584
883	696687524	$394,580.69	85.00	30	23450585
884	696688415	$404,763.82	90.00	34	23450586
885	696689454	$449,779.62	90.00	34	23450587
886	696696376	$234,796.10	90.00	34	23450588
887	696707637	$119,940.49	90.00	34	23450589
888	696709427	$314,888.79	90.00	34	23450590
889	696714021	$363,221.55	90.00	34	23450591
890	696721901	$250,665.38	85.00	30	23450592
891	696727015	$129,748.43	100.00	40	23450593
892	696742030	$211,165.72	90.00	34	23450594
893	696754662	$220,431.03	90.00	34	23450595
894	696756469	$314,599.99	90.00	34	23450596
895	696502335	$433,444.98	84.00	29	23450597
896	696578194	$137,418.12	85.00	30	23450598
897	696617794	$139,281.33	90.00	34	23450599
898	696626480	$365,212.77	85.00	30	23450600
899	696744242	$161,910.00	90.00	34	23450601

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

900	696512318	$275,051.47	95.00	37	23450602
901	696568179	$118,659.94	90.00	34	23450603
902	696588102	$414,000.00	90.00	34	23450604
903	696590132	$152,802.21	85.00	30	23450605
904	696594050	$424,776.07	85.00	30	23450606
905	696594068	$272,533.95	90.00	34	23450607
906	696621366	$322,674.23	85.00	30	23450608
907	696631738	$246,246.09	85.00	30	23450609
908	696647106	$276,786.53	85.00	30	23450610
909	696661107	$186,095.28	90.00	34	23450611
910	696855022	$222,702.78	89.92	34	23450612
911	696679927	$177,219.33	90.00	34	23450613
912	696683697	$346,399.49	85.00	30	23450614
913	696689785	$206,887.72	84.49	29	23450615
914	696695279	$122,260.09	90.00	34	23450616
915	696701622	$394,709.68	85.00	30	23450617
916	696714070	$379,342.93	90.00	34	23450618
917	696716323	$107,794.07	90.00	34	23450619
918	696716711	$145,560.28	90.00	34	23450620
919	696733377	$108,691.39	85.00	30	23450621
920	696734755	$265,264.10	90.00	34	23450622
921	696735281	$162,707.95	90.00	34	23450623
922	696736230	$407,762.07	85.00	30	23450624
923	696749951	$106,102.54	85.00	30	23450625
924	696761014	$440,366.60	90.00	34	23450626
925	696765569	$217,681.86	90.00	34	23450627
926	696767805	$197,796.05	90.00	34	23450628
927	696778588	$168,253.40	90.00	34	23450629
928	696623636	$247,188.89	90.00	34	23450630
929	696641547	$382,144.73	85.00	30	23450631
930	696653849	$462,480.93	89.90	34	23450632
931	696665264	$233,738.03	90.00	34	23450633
932	696696061	$164,807.46	100.00	40	23450634
933	696709864	$426,955.71	90.00	34	23450635
934	696722263	$131,843.41	95.00	37	23450636
935	696724640	$174,841.87	85.00	30	23450637
936	696754084	$128,857.01	85.00	30	23450638
937	696769645	$157,805.90	84.95	30	23450639
938	696792670	$161,779.65	90.00	34	23450640
939	696658442	$285,666.27	89.94	34	23450641
940	696679521	$117,319.86	90.00	34	23450642
941	696759885	$46,153.40	100.00	40	23450643
942	696140441	$130,322.50	90.00	34	23450644

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

943	696316595	$235,067.88	84.21	29	23450645
944	696455518	$127,605.79	90.00	34	23450646
945	696493717	$199,529.88	88.89	33	23450647
946	696501477	$254,666.80	85.00	30	23450648
947	696556554	$280,146.68	90.00	34	23450649
948	696605062	$269,621.47	90.00	34	23450650
949	696715945	$296,638.89	90.00	34	23450651
950	696722578	$250,463.40	85.00	30	23450652
951	696733005	$249,689.74	84.75	30	23450653
952	696747344	$124,037.79	90.00	34	23450654
953	696756162	$132,785.65	95.00	37	23450655
954	696781087	$117,687.29	95.00	37	23450656
955	696781889	$169,022.04	90.00	34	23450657
956	696788140	$201,778.65	90.00	34	23450658
957	696790914	$386,435.20	90.00	34	23450659
958	696792365	$114,183.49	90.00	34	23450660
959	696796432	$166,303.71	90.00	34	23450661
960	696802388	$255,720.59	89.22	33	23450662
961	696808948	$305,563.94	90.00	34	23450663
962	696823756	$118,645.63	90.00	34	23450664
963	696522382	$314,485.30	88.73	33	23450665
964	696559806	$241,721.14	90.00	34	23450666
965	696632520	$107,869.96	90.00	34	23450667
966	696657469	$584,365.17	90.00	34	23450668
967	696708395	$230,152.57	90.00	34	23450669
968	696710722	$161,379.80	95.00	37	23450670
969	696719012	$202,277.95	90.00	34	23450671
970	696733468	$435,958.27	90.00	34	23450672
971	696800705	$391,500.00	87.98	32	23450673
972	696849660	$193,594.03	95.00	37	23450674
973	696561471	$157,561.17	89.66	34	23450675
974	696571082	$41,953.76	100.00	40	23450676
975	696604594	$305,473.44	90.00	34	23450677
976	696644053	$217,573.29	90.00	34	23450678
977	696633056	$233,694.39	90.00	34	23450679
978	696651371	$113,714.56	85.00	30	23450680
979	696673243	$225,348.67	85.09	30	23450681
980	696718063	$246,643.74	82.06	27	23450682
981	696719301	$144,334.83	85.00	30	23450683
982	696723691	$256,206.83	95.00	37	23450684
983	696728914	$178,972.44	90.00	34	23450685
984	696736552	$193,722.50	83.62	29	23450686
985	696742105	$216,507.33	85.00	30	23450687

MGIC Master Policy 04-690-5-1829 Certificate Schedule

	Loan	Amount of		Amount of	MGIC
	Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

986	696761261	$130,347.73	90.00	34	23450688
987	696799592	$178,895.29	90.00	34	23450689
988	696805092	$107,881.58	90.00	34	23450690
989	696813104	$157,500.00	90.00	34	23450691
990	696819598	$211,056.38	85.00	30	23450692
991	696849157	$276,920.39	90.00	34	23450693
992	696860105	$104,901.62	100.00	40	23450694